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                                                                    EXHIBIT 23.3

              Consent of Independent Certified Public Accountants

   We consent to the incorporation by reference in the registration statements of Chittenden Corporation on Form S-3 (File No. 333- ) of our report dated January 21, 1997, on our audit of the consolidated financial statements of Vermont Financial Services Corp. for the year ended December 31, 1996, which report is included in the 1998 Form 10-K of Vermont Financial Services Corp. We also consent to the reference to our firm under the caption "Experts".

PricewaterhouseCoopers LLP

Hartford, Connecticut
June 11, 1999